EXHIBIT 5


            CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
            ______________________________________________

                   OPINION OF STEVEN L. ZELLER, ESQ.
        Vice President-Law and External Affairs and Secretary
            With Respect to Securities Registered Hereunder
        ______________________________________________________



     I have examined and am familiar with the Restated Articles of Incorporation of Cummins Engine Company, Inc., an Indiana corporation (the "Corporation") and the By-laws of the Corporation, each as amended to date, and the Registration Statement on Form S-8 of the Corporation covering 400,000 shares of Common Stock, par value $2.50 per share, issuable pursuant to the Corporation's 1992 Stock Incentive Plan, Restricted Stock Plan for Non-Employee Directors and Key Employee Stock Investment Plan (the "Plans"). Based upon the foregoing, I am of the opinion that:

     1. The Corporation has been duly organized and is a validly existing corporation under the laws of the State of Indiana.

     2. Such 400,000 shares of the Corporation's Common Stock, when and if issued under the Plans in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable.

Dated:  September 30, 1994




                                    /s/Steven L. Zeller
                                    ______________________________
                                    Steven L. Zeller
                                    Vice President-Law and
                                    External Affairs and Secretary